Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13D dated January 16, 2015 with respect to the common stock of Sun Communities, Inc. is, and any amendments hereto signed by each the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d) under the Securities Exchange Act of 1934, as amended.

Date: January 16, 2015

GREEN COURTE PARTNERS, LLC

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Vice Chairman

GREEN COURTE REAL ESTATE PARTNERS, LLC

By:	Green Courte Partners, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Vice Chairman

GREEN COURTE REAL ESTATE PARTNERS LIQUIDATING TRUST

By:	Green Courte Partners, LLC, its Trustee

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Vice Chairman

GREEN COURTE REAL ESTATE PARTNERS II, LLC

By:	GCP Managing Member II, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

GCP FUND II REIT, LLC

By:	GCP Managing Member II, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

GCP FUND II ANCILLARY HOLDING, LLC

By:	Green Courte Real Estate Partners II, LLC, its Managing Member
By:	GCP Managing Member II, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

GREEN COURTE REAL ESTATE PARTNERS III, LLC

By:	GCP Managing Member III, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

GCP FUND III REIT, LLC

By:	GCP Managing Member III, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

GCP FUND III ANCILLARY HOLDING, LLC

By:	Green Courte Real Estate Partners III, LLC, its Managing Member
By:	GCP Managing Member III, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

RANDALL K. ROWE

By:	/s/ Randall K. Rowe
Name:	Randall K. Rowe